Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: October 24, 2024

Catalyst Bancorp, Inc. Announces 2024 Third Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported net income of $447,000 for the third quarter of 2024, down $80,000 compared to net income of $527,000 for the second quarter of 2024. Net income for the third quarter of 2024 included a net pre-tax benefit of $238,000 due to a Bank Enterprise Award (“BEA”) Program grant from the Community Development Financial Institution (“CDFI”) Fund.

“Our loan portfolio grew a record $12.6 million during the quarter,” said Joe Zanco, President and Chief Executive Officer of the Company and Bank. “This marks our second consecutive quarter of outstanding loan growth.”

Loans

Loans totaled $165.9 million at September 30, 2024, up $12.6 million, or 8%, from June 30, 2024. The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	9/30/2024	6/30/2024	Change
Real estate loans
One- to four-family residential	$81,433	$80,572	$861	1%
Commercial real estate	22,704	23,071	(367)	(2)
Construction and land	30,310	20,427	9,883	48
Multi-family residential	2,622	3,025	(403)	(13)
Total real estate loans	137,069	127,095	9,974	8
Other loans
Commercial and industrial	26,507	23,915	2,592	11%
Consumer	2,306	2,256	50	2
Total other loans	28,813	26,171	2,642	10
Total loans	$165,882	$153,266	$12,616	8

The following table presents certain major segments of our commercial real estate, construction and land, and commercial and industrial loan balances as of the dates indicated.

(Dollars in thousands)	9/30/2024	6/30/2024	Change
Commercial real estate
Retail	$4,154	$4,481	$(327)	(7)%
Hospitality	3,594	3,736	(142)	(4)
Restaurants	1,112	973	139	14
Oilfield services	411	419	(8)	(2)
Other non-owner occupied	2,780	2,820	(40)	(1)
Other owner occupied	10,653	10,642	11	0
Total commercial real estate	$22,704	$23,071	$(367)	(2)
Construction and land
Multi-family residential	$8,353	$5,688	$2,665	47%
Health service facilities	7,073	2,749	4,324	157
Hospitality	2,716	2,716	-	-
Retail	3,339	2,033	1,306	64
Other commercial construction and land	4,846	2,830	2,016	71
Consumer residential construction and land	3,983	4,411	(428)	(10)
Total construction and land	$30,310	$20,427	$9,883	48
Commercial and industrial
Oilfield services	$14,010	$10,382	$3,628	35%
Industrial equipment	3,882	4,540	(658)	(15)
Professional services	2,910	2,839	71	3
Other commercial and industrial	5,705	6,154	(449)	(7)
Total commercial and industrial loans	$26,507	$23,915	$2,592	11

Credit Quality and Allowance for Credit Losses

At September 30, 2024, non-performing assets (“NPAs”) totaled $1.6 million, down from $1.7 million at June 30, 2024. The ratio of NPAs to total assets was 0.57% and 0.58% at September 30 and June 30, 2024, respectively. Non-performing loans (“NPLs”) comprised 0.87% and 1.04% of total loans at September 30 and June 30, 2024, respectively. At September 30 and June 30, 2024, 98% of total NPLs, were one- to four-family residential mortgage loans.

At September 30, 2024, the allowance for loan losses totaled $2.4 million, or 1.46% of total loans, compared to 1.45% of total loans at June 30, 2024. The allowance for credit losses on unfunded lending commitments totaled $231,000 and $224,000 at September 30 and June 30, 2024, respectively. The provision for credit losses, inclusive of the provision for unfunded commitments, for the third quarter of 2024 totaled $337,000 and was mainly attributable to commercial loan growth. Net loan charge-offs totaled $131,000 during the third quarter of 2024, compared to net charge-offs of $38,000 for the second quarter of 2024. Net loan charge-offs during the third quarter of 2024 were primarily related to three commercial lines of credit.

Investment Securities

Total investment securities were $45.6 million, or 16% of total assets, at September 30, 2024, up $2.4 million, or 6%, compared to June 30, 2024. During the first quarter of 2024, the Company sold $48.0 million of available-for-sale securities (quoted at book value) for a pre-tax loss of $5.5 million. Cash proceeds from the sales totaled $42.6 million. During the second and third quarters of 2024, the Company re-deployed a portion of those sales proceeds into fixed-rate mortgage back securities. Investment securities purchases totaled $3.0 million for the third quarter of 2024 and $4.9 million for the second quarter of 2024.

At September 30, 2024 the amortized cost and fair value of pledged investment securities totaled $35.3 million and $31.7 million, respectively. The amortized cost and fair value of investment securities pledged as collateral for borrowings through the Bank Term Funding Program (“BTFP”) totaled $21.0 million and $18.0 million, respectively, at September 30, 2024. The remainder of the pledged investment securities at September 30, 2024 served as collateral for public fund deposits.

Deposits

Total deposits were $167.4 million at September 30, 2024, down $12.6 million, or 7%, from June 30, 2024. The following table sets forth the composition of the Company’s deposits as of the dates indicated. The ratio of the Company’s total loans to total deposits was 99% at September 30, 2024, compared to 85% at June 30, 2024.

(Dollars in thousands)	9/30/2024	6/30/2024	Change
Non-interest-bearing demand deposits	$27,904	$30,177	$(2,273)	(8)%
Interest-bearing demand deposits	33,751	44,038	(10,287)	(23)
Money market	13,372	13,685	(313)	(2)
Savings	36,798	36,746	52	-
Certificates of deposit	55,611	55,419	192	-
Total deposits	$167,436	$180,065	$(12,629)	(7)

Total public fund deposits amounted to $21.0 million, or 13% of total deposits, at September 30, 2024, compared to $31.2 million, or 17% of total deposits, at June 30, 2024. The decline in public fund deposits was primarily due to seasonal fluctuations. At September 30, 2024, approximately 74% of our total public fund deposits consisted of non-interest-bearing and interest-bearing demand deposits from municipalities within our market. The full amount of our public fund deposits in excess of the FDIC’s insurance limit are secured by pledging investment securities and portions of a custodial letter of credit from the Federal Home Loan Bank of Dallas.

Capital and Share Repurchases

At September 30 and June 30, 2024, consolidated shareholders’ equity totaled $81.7 million, or 29.1% of total assets, and $81.0 million, or 27.4% of total assets, respectively.

The Company repurchased 79,400 shares of its common stock at an average cost per share of $11.75 during the third quarter of 2024, compared to 79,802 shares at an average cost per share of $11.88 during the second quarter of 2024. The shares repurchased during the third quarter were acquired under the Company’s fourth share repurchase program announced in May of this year (“May 2024 Repurchase Plan”). At September 30, 2024, the Company had common shares outstanding of 4,399,127. Under the May 2024 Repurchase Plan, 93,127 shares of the Company’s common stock were available for repurchase at September 30, 2024. Since the announcement of our first share repurchase plan on January 26, 2023 and through September 30, 2024, the Company has repurchased a total of 890,873 shares of its common stock, or approximately 17% of the common shares originally issued, at an average cost per share of $11.96.

Net Interest Income

The net interest margin for the third quarter of 2024 was 3.86%, up 14 basis points compared to the prior quarter. For the third quarter of 2024, the average yield on interest-earning assets was 5.60%, up 25 basis points from the prior quarter, while the average rate paid on interest-bearing liabilities was 2.66%, up 16 basis points from the second quarter of 2024.

Net interest income for the third quarter of 2024 was $2.5 million, up $84,000, or 3%, compared to the second quarter of 2024. Total interest income was up $146,000, or 4%, while total interest expense increased $62,000, or 6%, in the third quarter of 2024 compared to the prior quarter. The increase in interest income during the third quarter of 2024 was largely due to loan growth.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	9/30/2024			6/30/2024
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate(TE)	Average Balance	Interest	Average Yield/ Rate(TE)
INTEREST-EARNING ASSETS
Loans receivable(1)	$161,410	$2,717	6.70%	$150,257	$2,383	6.38%
Investment securities(2)	48,517	255	2.11	44,165	210	1.91
Other interest earning assets	51,142	699	5.45	70,354	932	5.33
Total interest-earning assets	$261,069	$3,671	5.60	$264,776	$3,525	5.35
INTEREST-BEARING LIABILITIES
Demand deposits, money market, and savings accounts	$85,164	$382	1.78%	$87,651	$327	1.50%
Certificates of deposit	55,910	448	3.19	55,960	444	3.19
Total interest-bearing deposits	141,074	830	2.34	143,611	771	2.16
Borrowings	29,502	309	4.17	29,468	306	4.17
Total interest-bearing liabilities	$170,576	$1,139	2.66	$173,079	$1,077	2.50
Net interest-earning assets	$90,493			$91,697
Net interest income; average interest rate spread		$2,532	2.94%		$2,448	2.85%
Net interest margin(3)			3.86			3.72

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

For the third quarter of 2024, non-interest income totaled $620,000, up $254,000 from $366,000 for the second quarter of 2024. The Company recognized as income a $280,000 Bank Enterprise Award (“BEA”) Program grant from the CDFI Fund during the third quarter of 2024.

Non-interest Expense

Non-interest expense for the third quarter of 2024 totaled $2.3 million, up $192,000, or 9%, compared to the second quarter of 2024.

Salaries and employee benefits expense totaled $1.2 million for the third quarter of 2024, up $57,000, or 5%, compared to the previous quarter primarily due to raises that became effective at the start of the third quarter.

Data processing and communication expense totaled $238,000 for the third quarter of 2024, up $100,000, or 72%, compared to the second quarter of 2024. The Company upgraded to a new core processing system in the first quarter of 2024, and we settled our initial billings from the new service provider during the third quarter of 2024.

Professional fees totaled $151,000 for the third quarter of 2024, up $34,000, or 29%, from the prior quarter. Professional fees associated with obtaining the BEA Program grant totaled $42,000 and were expensed in the third quarter of 2024.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $280.6 million in assets at September 30, 2024. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for over 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bancorp and Catalyst Bank, visit www.catalystbank.com, or the website of the Securities and Exchange Commission, www.sec.gov.

Forward-looking Statements

This news release reflects industry conditions, Company performance and financial results and contains “forward-looking statements,’ which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ materially from the anticipated results and expectation expressed in such forward-looking statements.

Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Supervision and Regulation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website and the Company’s website, each of which are referenced above. To the extent that statements in this news release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. All information is as of the date of this news release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)	(Unaudited)		(Unaudited)
(Dollars in thousands)	9/30/2024	6/30/2024	12/31/2023	9/30/2023
ASSETS
Non-interest-bearing cash	$3,625	$4,952	$3,654	$3,497
Interest-bearing cash and due from banks	42,128	70,503	15,357	9,769
Total cash and cash equivalents	45,753	75,455	19,011	13,266
Investment securities:
Securities available-for-sale, at fair value	32,196	29,748	70,540	71,808
Securities held-to-maturity	13,450	13,454	13,461	13,464
Loans receivable, net of unearned income	165,882	153,266	144,920	135,672
Allowance for loan losses	(2,414)	(2,215)	(2,124)	(2,036)
Loans receivable, net	163,468	151,051	142,796	133,636
Accrued interest receivable	815	737	906	806
Foreclosed assets	173	104	60	37
Premises and equipment, net	6,135	6,114	6,072	6,160
Stock in correspondent banks, at cost	1,939	1,919	1,878	1,858
Bank-owned life insurance	14,370	14,252	14,026	13,917
Other assets	2,318	2,499	2,182	2,995
TOTAL ASSETS	$280,617	$295,333	$270,932	$257,947

LIABILITIES
Deposits:
Non-interest-bearing	$27,904	$30,177	$28,183	$33,222
Interest-bearing	139,532	149,888	137,439	131,998
Total deposits	167,436	180,065	165,622	165,220
Borrowings	29,513	30,261	19,378	9,333
Other liabilities	2,001	3,994	1,373	1,231
TOTAL LIABILITIES	198,950	214,320	186,373	175,784

SHAREHOLDERS' EQUITY
Common stock	44	45	48	48
Additional paid-in capital	40,847	41,914	45,020	45,855
Unallocated common stock held by benefit plans	(5,777)	(6,116)	(6,221)	(6,274)
Retained earnings	49,234	48,787	52,949	52,642
Accumulated other comprehensive income (loss)	(2,681)	(3,617)	(7,237)	(10,108)
TOTAL SHAREHOLDERS' EQUITY	81,667	81,013	84,559	82,163
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$280,617	$295,333	$270,932	$257,947

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
INTEREST INCOME
Loans receivable, including fees	$2,717	$2,383	$1,852	$7,314	$5,172
Investment securities	255	210	403	790	1,243
Other	699	932	214	2,247	643
Total interest income	3,671	3,525	2,469	10,351	7,058
INTEREST EXPENSE
Deposits	830	771	452	2,370	1,092
Borrowings	309	306	69	908	205
Total interest expense	1,139	1,077	521	3,278	1,297
Net interest income	2,532	2,448	1,948	7,073	5,761
Provision for credit losses	337	99	-	531	-
Net interest income after provision for credit losses	2,195	2,349	1,948	6,542	5,761
NON-INTEREST INCOME
Service charges on deposit accounts	200	194	190	597	573
Bank-owned life insurance	118	113	104	344	300
Loss on sales of investment securities	-	-	-	(5,507)	-
Gain (loss) on disposals and sales of fixed assets	-	(5)	-	6	-
Federal community development grant	280	-	-	280	-
Other	22	64	12	103	44
Total non-interest income (loss)	620	366	306	(4,177)	917
NON-INTEREST EXPENSE
Salaries and employee benefits	1,200	1,143	1,141	3,603	3,522
Occupancy and equipment	193	183	198	572	609
Data processing and communication	238	138	228	1,170	675
Professional fees	151	117	100	375	346
Directors’ fees	116	114	116	345	345
ATM and debit card	24	31	68	124	187
Foreclosed assets, net	33	26	2	67	67
Advertising and marketing	31	43	25	112	77
Franchise and shares tax	15	15	19	46	71
Other	259	258	184	705	558
Total non-interest expense	2,260	2,068	2,081	7,119	6,457
Income (loss) before income tax expense (benefit)	555	647	173	(4,754)	221
Income tax expense (benefit)	108	120	22	(1,039)	2
NET INCOME (LOSS)	$447	$527	$151	$(3,715)	$219

Earnings (loss) per share:
Basic	$0.11	$0.13	$0.03	$(0.93)	$0.05
Diluted	0.11	0.13	0.03	(0.93)	0.05

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
EARNINGS DATA
Total interest income	$3,671	$3,525	$2,469	$10,351	$7,058
Total interest expense	1,139	1,077	521	3,278	1,297
Net interest income	2,532	2,448	1,948	7,073	5,761
Provision for credit losses	337	99	-	531	-
Total non-interest income (loss)	620	366	306	(4,177)	917
Total non-interest expense	2,260	2,068	2,081	7,119	6,457
Income tax expense (benefit)	108	120	22	(1,039)	2
Net income (loss)	$447	$527	$151	$(3,715)	$219

AVERAGE BALANCE SHEET DATA
Total loans	$161,410	$150,257	$134,851	$152,066	$134,013
Total interest-earning assets	261,069	264,776	251,139	265,212	253,946
Total assets	282,440	285,773	265,095	284,964	268,377
Total interest-bearing deposits	141,074	143,611	133,577	143,619	137,042
Total interest-bearing liabilities	170,576	173,079	142,883	172,608	146,304
Total deposits	169,437	173,326	170,589	172,461	172,556
Total shareholders' equity	81,307	80,965	84,059	81,645	85,623

SELECTED RATIOS
Return on average assets	0.63%	0.74%	0.23%	(1.74)%	0.11%
Return on average equity	2.18	2.62	0.71	(6.08)	0.34
Efficiency ratio	71.72	73.47	92.32	245.83	96.69
Net interest margin(TE)	3.86	3.72	3.13	3.56	3.08
Average equity to average assets	28.79	28.33	31.71	28.65	31.90
Common equity Tier 1 capital ratio	45.74	49.09	54.97
Tier 1 leverage capital ratio	27.43	26.88	31.08
Total risk-based capital ratio	46.99	50.34	56.23

NON-FINANCIAL DATA
Total employees (full-time equivalent)	48	47	47
Common shares issued and outstanding, end of period	4,399,127	4,478,527	4,848,290

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA
(continued)

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$2,215	$2,068	$2,081	$2,124	$1,807
CECL adoption impact	-	-	-	-	209
Provision for (reversal of) loan losses	330	185	(62)	557	(64)
Charge-offs	(184)	(57)	(9)	(364)	(26)
Recoveries	53	19	26	97	110
Net (charge-offs) recoveries	(131)	(38)	17	(267)	84
Ending balance	$2,414	$2,215	$2,036	$2,414	$2,036

Allowance for unfunded commitments:
Beginning balance	224	310	218	257	-
CECL adoption impact	-	-	-	-	216
Provision for (reversal of) losses on unfunded commitments	7	(86)	62	(26)	64
Ending balance	$231	$224	$280	$231	$280

Total allowance for credit losses, end of period	$2,645	$2,439	$2,316	$2,645	$2,316
Total provision for credit losses	337	99	-	531	-

CREDIT QUALITY(1)
Non-accruing loans	$1,423	$1,560	$1,961
Accruing loans 90 days or more past due	15	40	127
Total non-performing loans	1,438	1,600	2,088
Foreclosed assets	173	104	37
Total non-performing assets	$1,611	$1,704	$2,125

Total non-performing loans to total loans	0.87%	1.04%	1.54%
Total non-performing assets to total assets	0.57	0.58	0.82

(1)	Credit quality data and ratios are as of the end of each period presented.